ASSET PURCHASE AGREEMENT

	ASSET PURCHASE AGREEMENT ("Agreement"), dated as of March 22, 2010, between Power Mining Ventures Inc. ("Seller"), and Amerilithium Corporation ("Buyer").

RECITALS:

	WHEREAS, Seller holds certain mineral lease interests more specifically defined on Exhibit A for the exploration of minerals in three lithium brine projects located in southwestern Australia
("Assets") hereafter;

	WHEREAS, Seller desires to convey such assets to Buyer subject to certain conditions, and Buyer desires to acquire such assets, upon the terms and subject to the conditions herein set forth; and

	NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Buyer agree as follows:

                               ARTICLE 1

TERMS OF TRANSACTION

1.1	Assets to be Transferred.  At the Closing, and on the terms
and subject to the conditions set forth in this Agreement,
Seller shall sell, assign, transfer, deliver and convey to
Buyer, and Buyer shall purchase from Seller, an 100% net
revenue interest in the assets described in Exhibit A with
the effective date of transfer March 22, 2010.
1.2	Purchase Price and Payment.  In consideration of the
transfer by Seller to Buyer of the assets, Buyer shall
provide to Seller the consideration as follows:  2,400,000
common restricted shares at closing. In addition, Seller will cover the following payments to the previous owner of the Assets as reported in Exhibit B.

	1) CDN $20,000 on or before April 23, 2010
	2) CDN $20,000 on or before October 23, 2010
	3) CDN $20,000 on or before April 23, 2010

1.3	Net Smelter Returns Royalty. The Seller has pledged a 2% Net
Smelter Return Royalty ("NSR") on the property to a third party; 1% of which can be purchased for $ 1,000,000. The NSR will be payable upon commencement of commercial production, at which time a more formal agreement concerning NSR will be entered into.


                                 ARTICLE 2
CLOSING

2.1	Closing; Closing Date.  The closing of the transactions
contemplated hereby (the "Closing") shall occur on or before March 22, 2010

         At the Closing, each of the parties hereto shall make the following deliveries or such deliveries in substitution therefore as are satisfactory to the indicated recipient:

2.2	Deliveries by Seller.

(a) 	Seller shall deliver to Buyer: Assignment of
Mineral Leases to the assets as is appropriate to the jurisdiction or province.

2.3	Deliveries by Buyer.

 (a)	Buyer shall deliver 2,400,000 common restricted
shares at closing.


                                ARTICLE 3

WARRANTIES OF SELLER

	Seller represents and warrants to Buyer that:

3.l	Authority Relative to this Agreement.  Seller has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

3.2	Title to Assets.  Seller is the owner of, and has valid,
good and indefeasible title to the mineral assets described on Exhibit A.

3.3	Seller's.  Seller has no knowledge of any facts or
circumstances the existence or absence of which are reasonably likely to cause assets to be valueless.

3.4	No Encumbrances. The assets will be delivered free and clear of liens and encumbrances.

                                 ARTICLE 4
ADDITIONAL AGREEMENTS

4.1	Fees and expenses.  Except as otherwise expressly provided
in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense.


                                  ARTICLE 5
REPRESENTATIONS OF BUYER

5.1	As Is/Where Is. Buyer hereby warrants and represents that it has performed its own independent investigation of the mineral assets listed on Exhibit A and is purchasing "as is/where is" without any representation whatsoever as to title, status, condition, permits, resource, or mineability.

5.2	Merger of Negotiations. All prior discussions, negotiations, and representations are merged herein and this Agreement contains all of the effective terms and conditions of the transaction whatsoever.


                                  ARTICLE 6
TERMINATION

6.1	Termination.  This Agreement may be terminated and the
transaction contemplated hereby abandoned at any time prior to the Closing in the following manner:

(a)	by Seller, if Buyer shall have failed to fulfill
in any material respect any of its material
obligations under this Agreement; or
(b)	by Buyer, if Seller shall have failed to fulfill
in an material respect any of its material obligations under this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

SELLER:

By:  Massimiliano Pozzoni

/s/Massimiliano Pozzoni
------------------------------------
CEO/Director

Date: March 22, 2010


BUYER:

By: Matthew Worrall

/s/Matthew Worrall
----------------------------------
Title: CEO

Date: March 22, 2010















                                EXHIBIT A

         A conditional assignment of 100% NRI in and to the following described mineral leases:

Exploration License   Projects   Area Blocks   Application Date

         E70/3704      Normans Lake      24      September 16th, 2009
         E70/3702    Bare Rock Project   15      September 16th, 2009
         E70/3703     Hoffman Hills      16      September 16th, 2009

         TOTAL                           55


                                   EXHIBIT B

         Zimtu Capital Corp
         Suite 1450 - 789 West Pender Street
         Vancouver, BC, V6C 1H2
         Canada